Exhibit 99.5
                                             CSC Computational Materials dated
                                                     November 12, 2004
                                             ---------------------------------


CWABS 2004-12

Assumptions
-----------
60% Severity.
12-mo Recovery Lag.
Trigger Failing.
Run to Maturity.
100% Servicer Advance.
100% Pricing Speed
Defaults on Top of Prepayment.

Arm Group


                      -----------------------------------------------------------------------
                                 Forward LIBOR                 Forward LIBOR + 200 bp.
                      -----------------------------------------------------------------------
                      Break CDR    Collat Grp Cum Loss    Break CDR    Collat Grp Cum Loss
---------------------------------------------------------------------------------------------
         MV4               10.28   242,965,580.10 (16.55%)      7.19  180,032,709.88 (12.26%)
---------------------------------------------------------------------------------------------
         MV5                9.20   221,747,659.30 (15.11%)      6.21  158,444,262.72 (10.79%)
---------------------------------------------------------------------------------------------
         MV6                7.96   196,317,218.64 (13.37%)      5.09   132,742,005.68 (9.04%)
---------------------------------------------------------------------------------------------
         MV7                7.04   176,667,370.65 (12.03%)      4.09   108,809,627.44 (7.41%)
---------------------------------------------------------------------------------------------
         MV8                6.28   159,905,252.65 (10.89%)      3.17    85,922,813.38 (5.85%)
---------------------------------------------------------------------------------------------
         BV                 5.72   147,234,749.60 (10.03%)      2.37    65,307,325.17 (4.45%)
---------------------------------------------------------------------------------------------


Fixed Group

                      -----------------------------------------------------------------------
                                 Forward LIBOR                 Forward LIBOR + 200 bp.
                      -----------------------------------------------------------------------
                      Break CDR    Collat Grp Cum Loss    Break CDR    Collat Grp Cum Loss
---------------------------------------------------------------------------------------------
         MF6                4.29    33,593,035.42 (10.12%)      3.58    28,676,087.99 (8.64%)
---------------------------------------------------------------------------------------------
         MF7                4.10     32,299,092.22 (9.73%)      3.16    25,659,347.46 (7.73%)
---------------------------------------------------------------------------------------------
         BF                 3.85     30,572,401.10 (9.21%)      2.79    22,931,965.37 (6.91%)
---------------------------------------------------------------------------------------------